Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]

July 23, 2014

SanDisk Corporation
951 SanDisk Drive
Milpitas, California 95035

RE: SanDisk Corporation

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to SanDisk Corporation, a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) on the date hereof, relating to the registration by the Company of 872,465 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with the related rights to purchase two-hundredths of a share of the Company’s Series A Junior Participating Preferred Stock (the “Rights” and together with the Common Stock, the “Securities”), issuable pursuant to the Fusion-io, Inc. 2008 Stock Incentive Plan; the Fusion-io, Inc. 2010 Executive Stock Incentive Plan; the Fusion-io, Inc. 2011 Equity Incentive Plan; the Fusion-io, Inc. Non-Plan Stock Option Agreements; the IO Turbine, Inc. 2009 Equity Incentive Plan; and the NexGen Storage, Inc. 2010 Equity Incentive Plan, each as assumed by the Company pursuant to the Merger Agreement (as defined below) (together, the “Plans”).

The Securities issuable under the Plans are being registered on the Registration Statement in connection with the consummation of the merger of Flight Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Fusion-io, Inc., a Delaware corporation (“Fusion”), pursuant to an Agreement and Plan of Merger, dated as of June 16, 2014 (the “Merger Agreement”), by and among the Company, Merger Sub and Fusion.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware;

(c)                                  the Amended and Restated Bylaws of the Company, as certified by the Company’s Secretary;

(d)                                 the Plans;

(e)                                  the Merger Agreement;

(f)                                   the Rights Agreement, dated as of September 15, 2003, as amended on November 6, 2006 (the “Rights Agreement”), between the Company and Computershare Trust Company, Inc. as rights agent; and

(g)                                  certain resolutions of the Board of Directors of the Company, as certified by the Company’s Secretary.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

In making our examination of documents executed or to be executed, we have assumed that (i) the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties, (iii) that the consideration recited in the resolutions of the Board of Directors of the Company approving the issuance of the Securities has been received in full by the Company and (iv) that the Board of Directors of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement.  In addition, we have assumed that the issuance and sale of the Securities do not violate, conflict with or constitute a default under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject (other than Opined on Law, as defined below), (c) any judicial or regulatory order or decree of any governmental authority (other than those under Opined on Law) or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under Opined on Law).  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware that, in our experience, is normally applicable to transactions of the type contemplated by the Registration Statement (including applicable provisions of the Delaware constitution and reported judicial interpretations interpreting Delaware corporate laws) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, those required under such law (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when (a) the Registration Statement becomes effective under the Act, (b) the tender offer contemplated by the Merger Agreement has closed following the satisfaction or waiver of all conditions to such closing and (c) the Company’s transfer agent for the Common Stock has appropriately registered the issuance of the Securities in the books and records of the Company, and an appropriate account statement evidencing the Securities credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, in each case, against payment for the Securities in accordance with the Plans and the Award Agreements (as defined below), the issuance and sale of such Securities will have been duly authorized, and such Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion we have assumed that:

(a)                                 each award agreement under which options are granted or awards of Securities are made pursuant to the Plans (collectively, the “Award Agreements”) is consistent with the applicable Plan and has been duly authorized, validly executed and delivered by the parties thereto; and

(b)                                 the consideration received by the Company for each share of the Securities delivered pursuant to the applicable Plan shall not be less than the per share par value of the Common Stock.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP